Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonoma Pharmaceuticals Reports Record Total Revenue of $4.8 million for Third Quarter FY 2018 with

Year over Year Product Revenue Growth of 46%

•	Product revenue up 12% compared to September 2017 quarter
•	U.S. product revenue up 27% compared to the September 2017 quarter
•	Cash on hand equals $8.6 million at quarter end

Conference Call Begins at 4:30pm EST Today

Slide Presentation to Review in Tandem with Earnings Call Available at http://ir.sonomapharma.com/events.cfm

PETALUMA, Calif.—(February 7, 2018)—Sonoma Pharmaceuticals, Inc. (Nasdaq: SNOA, warrants SNOAW), a specialty pharmaceutical company that develops and markets unique and effective solutions for the treatment of dermatological conditions and advanced tissue care, today announced financial results for the third quarter of fiscal year 2018, ended December 31, 2017.

Total revenue was $4.8 million for the third quarter as compared to $3.4 million for the same period last year. Product revenues of $4.6 million were up 46%, or $1.5 million, when compared to the same period last year, as result of strong growth in the United States, Europe, and Latin America.

“This quarter’s revenue of $4.8 million is our highest quarterly revenue in the history of the company. This record revenue has been driven by robust year-over-year and quarter-over-quarter growth in the prescription dermatology business – our primary focus over the last three years. These results include sales growth in our Levicyn, Celacyn, Ceramax, SebuDerm and Mondoxyne products,” said Jim Schutz, Sonoma Pharmceuticals CEO.

Business Highlights

•	Robust portfolio of six non-steroidal products for treatment of atopic and seborrheic dermatitis, surgical procedures, severe acne, skin repair, descaling, and scar management.
•	Company has 30 sales representatives and five sales managers, focused exclusively on the dermatology prescription market.
•	Received approval by Brazilian Ministério da Saúde for seven non-steroidal and non-antibiotic, topical dermatology products in October 2017.
•	Received approval from United Arab Emirates (UAE) Ministry of Health & Prevention of three products for daily eyelid hygiene, antimicrobial nasal cleaning and antiseptic mouth and throat rinse.
•	Received two FDA clearances to add antimicrobial language to both AlevicynSG™ Spray Gel and Alevicyn™ Dermal Spray solution.

Results for the Three months Ended December 31, 2017

Product revenues in the United States, of $2.9 million, for the three months ended December 31, 2017, increased by $1.2 million, or 73%, as compared to $1.7 million for the three months ended December 31, 2016. This increase was mostly the result of higher sales of the company’s dermatology, acute care and animal health care products.

Product revenue in Latin America for the quarter ended December 31, 2017, was $772,000. This amount reflects the sale of products to Invekra, following the completion of Sonoma’s asset sale to Invekra in October 2016. Sonoma will continue to supply products to Invekra until its manufacturing facility is operational.

Product revenue in Europe and the rest of the world of $992,000, for the three months ended December 31, 2017, decreased by $46,000, or 4%, as compared to $1.0 million for the three months ended December 31, 2016. This decrease was the result of lower sales in China and the Middle East, mostly offset by higher sales in Europe, Singapore, Hong Kong and India.

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Sonoma reported gross profit of $2.4 million, or 49% of total revenue, during the three months ended December 31, 2017, compared to a gross profit of $1.7 million, or 51% of total revenue in the same period in the prior year. The decrease in gross profit, as a percentage of revenue, was primarily due to the lower profitability in Latin America related to the higher sales to Invekra at a very low profit, partly offset by higher margins in the United States caused by the strong growth of the more profitable dermatology product lines.

Operating expenses minus non-cash expenses during the third quarter of fiscal year 2018 were $4.9 million, up $555,000, or 13%, as compared to the same period in the prior year. This increase in operating expenses was mostly due to higher sales, marketing and administrative expenses in the United States related to the growth of a direct sales force in dermatology, partly offset by a decline in Latin American expenses. A key driver to the growth in operating expenses is the increase in the number of sales representatives, compared to the same period last year.

Loss from operations was $3.2 million, down $365,000, compared to $3.6 million for the same period last year. Operating loss less non-cash expenses (EBITDA) for the three months ended December 31, 2017, was $2.4 million, compared to $2.5 million for the same period last year.

As of December 31, 2017, Sonoma had cash and cash equivalents of $8.6 million, as compared to $10 million as of September 30, 2017.

Results for the Nine Months Ended December 31, 2017

Total revenues of $13 million increased by $4.2 million, or 48%, for the nine months ended December 31, 2017, as compared to $8.8 million for the nine months ended December 31, 2016. Product revenue of $12.4 million for the nine months ended December 31, 2017, increased $4.2 million, or 52%, compared to the same period last year. This increase in product revenue was driven by strong growth in the United States, up $2.3 million, or 48% and by higher sales in Europe and rest of world, up $337,000, or 11%.

The company reported gross profit related to sales of its products of $6.0 million, or 46% of total revenues, for the nine months ended December 31, 2017.

Total operating expenses less non-cash expenses of $13.8 million increased $1.7 million, or 14%, for the nine months end December 31, 2017, as compared to the same period in the prior year. This increase was primarily due to higher costs of the direct sales force for dermatology. Operating loss less non-cash expenses (EBITDA) of $7.5 million, for the nine months ended December 31, 2017, was down $572,000, compared to $8.1 million for the same period last year.

Conference Call

Sonoma’s management will hold a conference call today to discuss third quarter fiscal year 2018 results and answer questions, beginning at 4:30 p.m. EST. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers. Those interested in listening to the conference call live via the Internet may do so at http://ir.sonomapharma.com/events.cfm. Please log on approximately 30 minutes prior to the presentation in order to register and download the appropriate software. Also, participants can download a graphical presentation of the quarterly results at this same site, which can provide greater granular detail in conjunction with the call.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers, or 404-537-3406 for international callers, and entering conference code 5949729. A webcast replay will be available on the site at http://ir.sonomapharma.com/events.cfm for one year following the call.

Sale of Latin American Business and Impact on Accounting Treatment

With the sale of the Latin American business during the third quarter ended December 31, 2016, the components of the financial statements related to this transaction have been classified as a discontinued business for accounting purposes and in accordance with this accounting treatment, the income statement and balance sheet have been retroactively revised to reflect the revenue, expenses and balance sheet items of the continuing businesses for this fiscal year and last fiscal year. All of the income statement categories related to Latin America have been condensed to a one line item on the income statement as “Income from discontinued operations.” Also, the discontinued balance sheets items have been listed separately from the continuing operations. As a result, the comparison of results discussed in this press release relate primarily to the continuing businesses in accordance with generally accepted accounting principles.

About Sonoma Pharmaceuticals, Inc.

Sonoma is a specialty pharmaceutical company that develops and markets unique and effective solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.sonomapharma.com.

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Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Sonoma Pharmaceuticals, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “believe,” “achieve,” and “strive,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the Company’s cash needs, fund further development and clinical studies, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Sonoma Pharmaceuticals™, Alevicyn™, Celacyn™, SebuDerm™ and Microcyn® Technology are trademarks or registered trademarks of Sonoma Pharmaceuticals, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Sonoma Pharmaceuticals, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@sonomapharma.com

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,625	$17,461
Accounts receivable, net	2,609	2,108
Inventories, net	2,701	2,221
Prepaid expenses and other current assets	1,508	616
Current portion of deferred consideration, net of discount	229	237
Total current assets	15,672	22,643
Property and equipment, net	1,200	1,239
Deferred consideration, net of discount, less current portion	1,392	1,497
Other assets	91	80
Total assets	$18,355	$25,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,400	$1,255
Accrued expenses and other current liabilities	1,515	1,302
Deferred revenue	180	345
Deferred revenue Invekra	140	176
Current portion of long-term debt	12	123
Current portion of capital leases	146	74
Taxes payable	–	13
Total current liabilities	3,393	3,288
Long-term deferred revenue Invekra	492	527
Long-term debt, less current portion	35	45
Long-term capital leases, less current portion	179	168
Total liabilities	4,099	4,028
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at December 31, 2017 and March 31, 2017, respectively	–	–
Common stock, $0.0001 par value; 12,000,000 shares authorized at December 31, 2017 and March 31, 2017, 4,637,541 and 4,289,322 shares issued and outstanding at December 31, 2017 and March 31, 2017, respectively	1	1
Additional paid-in capital	171,332	168,709
Accumulated deficit	(152,677)	(143,101)
Accumulated other comprehensive loss	(4,400)	(4,178)
Total stockholders’ equity	14,256	21,431
Total liabilities and stockholders’ equity	$18,355	$25,459

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Revenues
Product	$4,647	$3,174	$12,394	$8,158
Service	196	187	609	638
Total revenues	4,843	3,361	13,003	8,796
Cost of revenues
Product	2,308	1,476	6,529	4,507
Service	167	179	496	568
Total cost of revenues	2,475	1,655	7,025	5,075
Gross profit	2,368	1,706	5,978	3,721
Operating expenses
Research and development	349	487	1,099	1,226
Selling, general and administrative	5,219	4,784	14,319	12,557
Total operating expenses	5,568	5,271	15,418	13,783
Loss from operations	(3,200)	(3,565)	(9,440)	(10,062)
Interest expense	(11)	–	(31)	(2)
Interest income	14	6	85	8
Other income (expense), net	10	282	(179)	276
Net loss from continuing operations before income taxes	(3,187)	(3,277)	(9,565)	(9,780)
Tax benefit	–	4,040	–	4,040
Net (loss) income from continuing operations	(3,187)	763	(9,565)	(5,740)
Net income from discontinued operations (net of tax)	–	15,465	–	17,450
Net (loss) income	$(3,187)	$16,228	$(9,565)	$11,710

Net (loss) income per share: basic
Continuing operations	$(0.73)	$0.18	$(2.21)	$(1.36)
Discontinued operations	–	3.66	–	4.15
	$(0.73)	$3.84	$(2.21)	$2.79

Weighted-average number of shares used in per share calculations: basic	4,392	4,225	4,333	4,209

Net (loss) income per share: diluted
Continuing operations	$(0.73)	$0.18	$(2.21)	$(1.36)
Discontinued operations	–	3.66	–	4.15
	$(0.73)	$3.84	$(2.21)	$2.79

Weighted-average number of shares used in per share calculations: diluted	4,392	4,228	4,333	4,209

Other comprehensive (loss) income
Net (loss) income	$(3,187)	$16,228	$(9,565)	$11,710
Foreign currency translation adjustments	(377)	(416)	(222)	(817)
Comprehensive (loss) income	$(3,564)	$15,812	$(9,787)	$10,893

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Reconciliation of GAAP measures to non-GAAP measures

(In thousands) and (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
(1) Loss from operations minus non-cash expenses (EBITDA):
GAAP loss from operations as reported	$(3,200)	$(3,565)	$(9,440)	$(10,062)
Non-cash adjustments:
Stock-based compensation	692	1,013	1,592	1,830
Depreciation and amortization	125	60	366	178
Non-GAAP loss from operations minus non-cash expenses (EBITDA)	$(2,383)	$(2,492)	$(7,482)	$(8,054)

(2) Net loss minus non-cash expenses:
GAAP net income (loss) as reported	$(3,187)	$16,228	$(9,565)	$11,710
Non-cash adjustments:
Stock-based compensation	692	1,013	1,592	1,830
Depreciation and amortization	125	60	366	178
Non-GAAP net income (loss) minus non-cash expenses	$(2,370)	$17,301	$(7,607)	$13,718

(3) Operating expenses minus non-cash expenses
GAAP operating expenses as reported	$5,568	$5,271	$15,418	$13,783
Non-cash adjustments:
Stock-based compensation	(649)	(950)	(1,456)	(1,633)
Depreciation and amortization	(57)	(14)	(154)	(30)
Non-GAAP operating expenses minus non-cash expenses	$4,862	$4,307	$13,808	$12,120

(1)	Loss from operations minus non-cash expenses (EBITDAS) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.

(2)	Net loss minus non-cash expenses is a non-GAAP financial measure. The Company defines net loss minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, and non-cash foreign exchange transaction losses. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.

(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Product related revenue schedules

(In thousands) and (Unaudited)

The following table shows the Company’s product revenues by geographic region:

	Three months ended December 31,
	2017	2016	$ Change	% Change
United States	$2,883	$1,671	$1,212	73%
Latin America	772	465	307	66%
Europe and Rest of the World	992	1,038	(46)	(4%	)
Total	$4,647	$3,174	$1,473	46%

	Nine months ended December 31,
	2017	2016	$ Change	% Change
United States	$7,010	$4,741	$2,269	48%
Latin America	2,095	465	1,630	351%
Europe and Rest of the World	3,289	2,952	337	11%
Total	$12,394	$8,158	$4,236	52%

In connection with the Company’s sale of its Latin America business to Invekra, product related revenues were reclassified from continuing operations to discontinued operations. The amounts were classified in the prior periods as Latin America sales. The amounts reclassified are as follows:

	Three Months Ended December 31,
	2017	2016
Product revenues	$–	$359
Product license fees and royalties	–	262
Total product related revenues	$–	$621

	Nine Months Ended December 31,
	2017	2016
Product revenues	$–	$2,693
Product license fees and royalties	–	412
Total product related revenues	$–	$3,105

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